EXHIBIT 99.3

Xerium Technologies, Inc.

Reconciliation of Trailing Twelve Month Bank Adjusted EBITDA

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010		Q4 2010	Q1 2011
Net income (loss)	$(9,448)	$1,601	$(7,381)	$(96,765)	$(30,157)	$(40,011)	$(3,656)		$738	$647
Income tax provision (benefit)	3,892	2,697	3,424	2,304	2,136	5,050	4,318		6,761	3,418
Interest expense, net	15,957	15,570	16,425	19,348	15,644	16,865	12,020		12,265	9,854
Depreciation and amortization	9,788	10,130	10,851	11,098	10,451	10,090	10,222		10,520	10,808

EBITDA	20,189	29,998	23,319	(64,015)	(1,926)	(8,006)	22,904		30,284	24,727
Unrealized foreign exchange gain on revaluation of debt	—	—	—	—	—	—	—		—	—
Amendment/termination costs	—	—	—	—	—	—	—		—	—
Change in fair value of interest rate swaps	—	—	—	—	—	—	—		—	—
Changes in value of other derivatives	—	—	—	—	—	—	—		—	—
Operational restructuring expenses	114	1,026	87	1,184	1,567	1,796	1,199		2,552	168
Inventory write-offs under restructuring programs	103	142	104	—	—	—	—		—	—
Growth program costs	—	—	—	—	—	—	—		—	—
Non-cash compensation and related expenses	161	885	778	481	2,389	1,041	2,068		1,812	1,250
Non-cash impairment charges	—	—	1,667	80,602	—	748	2,123		19	—
Non-recurring expenses resulting from cost reduction programs	—	—	—	—	—	—	—		—	—
Change in accounting policies	—	—	—	—	(1,400)	—	—		—	—
Financial restructuring costs	—	274	1,961	6,501	9,563	15,251	799		584	—
Write-off of deferred financing costs as “reorganization items”	—	—	—	—	14,283	—	—		—	—
Expenses incurred in connection with indebtedness or refinancing transaction	—	—	—	—	—	14,400	—		—	—

Adjusted EBITDA for the quarter	$20,567	$32,325	$27,916	$24,753	$24,476	$25,230	$29,093		$35,251	$26,145

Adjusted EBITDA for the last twelve months (LTM)				$105,408	$109,317	$102,222	$103,399		$114,050	$115,719

				(A )	(A )	(A )	(A	)

Note (A) — Adjusted EBITDA for all periods above have been presented in accordance with the definition of Adjusted EBITDA in the Amended and Restated Credit Facility.

Adjusted EBITDA for Q4 2009 has been fixed by the Amended & Restated Credit Facility at $24,600.

Q1 2009 includes $398 of addbacks for changes in fair value of interest rate swaps.

Q2 2009 includes $671 of addbacks for $274 of financial restructuring costs and $397 for changes in fair value of interest rate swaps.

Q3 2009 includes add backs of $2,820 for $1,961 of financial restructuring costs and $859 for changes in fair value of interest rate swaps.

Q4 2009 includes add backs of $8,665 for $6,501 of financial restructuring costs and $2,164 for changes in fair value of interest rate swaps.

Xerium Technologies, Inc.

Reconciliation of Trade Working Capital as a Percentage of Revenue

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2010
Net Sales	$116,503	$120,843	$130,308	$132,437	$135,015	$132,827	$135,899	$144,593	$143,166

Accounts Receivable	$82,751	$83,216	$88,165	$83,602	$88,475	$83,268	$91,503	$93,332	$99,359
Inventory	84,565	86,259	82,128	78,174	75,583	72,802	78,863	81,927	90,177
Less: “Trade AP” (per calculation below)	30,098	27,340	25,212	27,652	26,057	27,029	26,517	32,779	30,834

Trade Working Capital	$137,218	$142,135	$145,081	$134,124	$138,001	$129,041	$143,849	$142,480	$158,702

% of Net Sales	29.4%	29.4%	27.8%	25.3%	25.6%	24.3%	26.5%	24.6%	27.7%

Calculation of Trade AP
Accounts Payable	$35,184	$30,172	$27,703	$32,124	$30,488	$30,923	$31,991	$41,686	$37,992
Less: Deposits Received	(3,692)	(2,074)	(1,550)	(2,014)	(2,899)	(2,394)	(3,493)	(3,415)	(4,913)
Less: Other Payables	(1,394)	(758)	(941)	(2,458)	(1,532)	(1,500)	(1,981)	(5,492)	(2,245)

Trade AP	$30,098	$27,340	$25,212	$27,652	$26,057	$27,029	$26,517	$32,779	$30,834

Xerium Technologies, Inc.

Reconciliation of Selling, General & Administrative Expenses as a Percentage of Revenue, excluding Operational Restructuring Expense and Financial Restructuring Expense

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011
Net Sales	$116,503	$120,843	$130,308	$132,437	$135,015	$132,827	$135,899	$144,593	$143,166

Calculation of Selling, General & Administrative Expense, excluding Operational Restructuring Expense:
Selling Expense	$16,508	$16,075	$16,991	$17,234	$18,042	$17,901	$18,043	$18,897	$19,524
General & Administrative Expense	13,208	6,464	15,428	21,069	26,850	17,595	15,652	14,701	17,380
Research & Development Expense	2,720	2,740	2,708	3,141	2,868	2,952	2,887	2,720	3,088

Total Selling and General & Administrative Expense, excluding Operational Restructuring Expenses	$32,436	$25,279	$35,127	$41,444	$47,760	$38,448	$36,582	$36,318	$39,992

% of Net Sales, excluding Operational Restructuring Expense	27.8%	20.9%	27.0%	31.3%	35.4%	28.9%	26.9%	25.1%	27.9%

Calculation of Selling, General & Administrative Expense, excluding Operational and Financial Restructuring Expense:
Total Selling and General & Administrative Expense, excluding Operational Restructuring Expenses (calculated above)	$32,436	$25,279	$35,127	$41,444	$47,760	$38,448	$36,582	$36,318	$39,992
Less: Financial Restructuring Expenses	—	(274)	(1,962)	(6,500)	(9,463)	(459)	—	—	—

Total Selling and General & Administrative Expense, excluding Operational and Financial Restructuring Expenses	$32,436	$25,005	$33,165	$34,944	$38,297	$37,989	$36,582	$36,318	$39,992

% of Net Sales, excluding Operational and Financial Restructuring Expenses	27.8%	20.7%	25.5%	26.4%	28.4%	28.6%	26.9%	25.1%	27.9%